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                                                                     EXHIBIT 3.2


                         AMENDED AND RESTATED BYLAWS OF

                           AMERICAN PULP EXCHANGE INC.
              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 9, 2002)

                             ARTICLE 1. SHAREHOLDERS

         1.1 ANNUAL MEETING. A meeting of shareholders shall be held each year for the election of directors and for the transaction of any other business that may come before the meeting. Annual meetings shall be held on such date and at such time fixed, from time to time, by the Board of Directors.

         1.2 SPECIAL MEETING. Special meetings of the shareholders may be held on any business day when called in accordance with the procedures set forth in the Corporation's Articles of Incorporation. Upon request in writing, delivered either in person or by registered mail to the Chairman of the Board, the Vice Chairman of the Board, the President, or the Secretary, by any persons entitled to call a meeting of shareholders, which request shall state the objects for which the meeting is to be called, and the business considered and transacted at any such meeting called on the request of shareholders shall be confined to the objects stated in such request, such officer shall within thirty (30) days cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not fewer than ten (10) nor more than sixty (60) days after such notice is given, as such officer may fix.

         1.3 PLACE OF MEETING. Each special meeting shall be called to convene between 9:00 o'clock A.M. and 4:00 o'clock P.M. and shall be at the principal office of the Corporation in New York, New York, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Florida designated by the directors and specified in the notice of such meeting.

         1.4 NOTICE OF MEETING. Except as set forth in the Florida Business Corporation Act (hereinafter referred to as the "FBCA"), written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by, or at the direction of, the president or the secretary, or the officer or other persons calling the meeting, to each-shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be effected by a class of United States mail other than first-class. If mailed, such notice shall be effective when mailed, if mailed postage prepaid and correctly addressed to the shareholder's address shown in the current record of shareholders the corporation.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If,
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however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Section to each shareholder of record on the new record date entitled to vote at such meeting.

         1.5 WAIVER OF NOTICE MEETING. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

         1.6 FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 1.7, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

         1.7 VOTING RECORD. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of FBCA Section 607.1602(3)), during regular business hours and at his expense, during the period it is available for inspection.

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         The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         1.8 VOTING PER SHARE. Except as otherwise provided in the Articles of Incorporation or by FBCA Section 607.0721, each shareholder is entitled to one
(1) vote for each outstanding share held by him on each matter voted at a shareholders' meeting.

         1.9 VOTING OF SHARES. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.

         Shares standing the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

         Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

         Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name.

         If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, the person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consent, or objections and for the purpose of ascertaining the presence of a quorum.

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         1.10 PROXIES. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to FBCA Section 607.0721, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

         An appointment of a proxy is effective when received by the secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

         An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         1.11 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         1.12 MANNER OF ACTION. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by law.

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         1.13 VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of
Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         1.14 INSPECTORS OF ELECTION. Prior to each meeting of shareholders, the Board of Directors or the president may appoint one or more Inspectors of Election. Upon his appointment, each such Inspector shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability. Such Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Corporation.

         1.15 CONDUCT OF MEETINGS. The Chairman of the Board (or in his absence, the Vice Chairman, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law, the Articles of Incorporation or in these bylaws.

         1.16 APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for by every shareholder of the Corporation.

         1.17 NOTIFICATION OF SHAREHOLDER BUSINESS. All business properly brought before an annual meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder of record entitled to vote at such meeting if written notice of such shareholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal office of the Corporation in New York, New York not later than one hundred twenty (120) days prior to the anniversary date of the Corporation's proxy statement relating to the immediately preceding annual meeting. Each notice given by such shareholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the shareholder who intends to propose such business; (C) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to

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the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the shareholder in such business. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.17; and, if the Chairman should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

                         ARTICLE 2. - BOARD OF DIRECTORS

         2.1 GENERAL POWERS. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

         2.2 NUMBER, TERMS, CLASSIFICATION AND QUALIFICATION. The Board of Directors of the Corporation shall consist of not less than one (1) nor more than ten (10) directors with the exact number to be fixed from time to time by the affirmative vote of a majority of directors then in office or the affirmative vote of the holders of a majority of the shares entitled to vote on that matter. No decrease in the number of directors shall have the effect of shortening the term of an incumbent direct. A Director must be a natural person of at least eighteen (18) years of age, but need not be a citizen of the United States of America, a resident of the State of Florida or a shareholder of the Corporation. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         2.3 NOTIFICATION OF NOMINATIONS. Subject to the rights of the holders of any one or more series of Preference Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such shareholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal office of the Corporation in New York, New York not later than (i) in the case of an annual meeting, one hundred twenty (120) days prior to the anniversary date of the Corporation's proxy statement relating to the immediately preceding annual meeting and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Corporation first makes public disclosure of the date of the special meeting. Each notice given by such shareholder shall set forth: (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by

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proxy at the meeting to nominate the person or persons specified in the notice;
(C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.3; and, if the Chairman should so determine and declare, the defective nomination shall be disregarded.

         2.4 REGULAR MEETINGS. An annual regular meeting of the Board of Directors may be held without notice immediately after, and at the same place as, the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution, the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the board of directors without other notice than such resolution.

         2.5 SPECIAL MEETINGS AND NOTICE. Special meetings of the Board of Directors may be called by the Secretary on the written request of any two directors. The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of the meeting shall be the principal office of the Corporation in the State of Florida. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall either be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation or by oral communication (whether telephonically or face-to-face). Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by facsimile, telegram, or other form of electronic communication

         2.6 WAIVER OF NOTICE OF MEETING. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

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         2.7 QUORUM. A majority of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the board of directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.

         2.8 MANNER OF ACTION. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

         2.9 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

         2.10 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section shall have the effect of a meeting vote and may be described as such in any document.

         2.11 MEETINGS OF THE BOARD OF DIRECTORS BY MEANS OF A CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Members of the Board of Directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         2.12 RESIGNATION. Any director may resign at any time by giving written notice to Corporation, the Board of Directors or its chairman. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the board of directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

         2.13 REMOVAL. Any director, or the entire Board of Directors, may be removed at any time, with or without cause, by action of the shareholders, and any director may be removed for cause by the Board of Directors. In the case of any director which is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. The notice of the meeting at which a vote is taken to remove a director must set forth that the purpose or one of the purposes of the meeting is the removal of such director or directors.

        2.14 VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled as provided in the Corporation's Articles of Incorporation. A director elected to fill a vacancy shall be elected for

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the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

         2.15 COMPENSATION. Each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors (or committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         2.16 CONTRACTS. No contracts or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity shall be made void or voidable by the fact that directors of the Corporation are financially interested in, or are directors or officers of such other corporation, firm, association, or entity if, at the meeting of the Board, or of the committee of the Corporation making, authorizing, or confirming such contract or transaction, the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies such contract or transaction by a vote or consent sufficient for the purpose without counting the vote or consent of such interested director; or, if the fact of such relationship or interest is disclosed or known to shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote; or, the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee, or the shareholders. The interested director or directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                ARTICLE 3. COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by Section 607.0825(1) of the FBCA.

         Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this article, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         Vacancies in the membership of a committee may be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep minutes and other appropriate records of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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                              ARTICLE 4. - OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall be as determined by the Board of Directors and may include a Chairman of the Board, President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers, as the Board of Directors shall deem appropriate. Any two (2) or more offices may be held by the same person.

         4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation may be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not occur at such meeting, such appointment shall occur as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly appointed and qualified, or until his earlier resignation, removal from office or death.

         4.3 RESIGNATION. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation if effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date.

         4.4 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of any officer shall not itself create contract rights.

         4.5 VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

         4.6 DUTIES OF OFFICERS. The Chairman of the Board of the Corporation, or if there shall not be a Chairman of the Board, the President, shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board, or if there shall not be a Chairman of the Board, the President, shall be the chief executive officer of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these Bylaws, or as may be assigned to them from time to time by the Board of Directors.

         4.7 VICE PRESIDENTS. Each vice president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors.

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         4.8 SECRETARY. The secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each shareholder of the Corporation. In addition, the secretary shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors and as are incident to the office of secretary.

         4.9 TREASURER. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be utilized by the Corporation. In addition, the treasurer shall possess, and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors and as are incident to the office of treasurer.

         4.10 OTHER OFFICERS, EMPLOYEES AND AGENTS. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

         4.11 COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by either the Board of Directors or an appropriate committee of the Board of Directors, as the case may be.

                       ARTICLE 5. - CERTIFICATES OF STOCK

         5.1 CERTIFICATES FOR SHARES. The Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the president or vice president and the secretary or an assistant secretary (which may be the same person) and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid.

         5.2 TRANSFER OF SHARES; OWNERSHIP OF SHARES. Transfers of shares of stock of the Corporation shall be made only upon the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares. Except as provided by Section 607.0721 of the FBCA, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the

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Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not is shall have express or other notice thereof.

         5.3 LOST CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the lost, destroyed or wrongfully taken certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond, in such form and amount as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

         5.4 LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. The designations, relative rights, preferences and limitations applicable to each class of shares of capital stock and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.

         5.5 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

         5.6 REDEMPTION OF CONTROL SHARES. The Corporation is authorized to redeem control shares acquired in a control-share acquisition to the fullest extent permitted by Section 607.109 of the Florida General Corporation Act as the same now exists or as it may be hereafter amended from time to time. Any such redemption shall be made at the direction of, and in the manner prescribed by, the Board of Directors. For purposes of this Section 5.6, the terms "control shares" and "control-share acquisition" shall have the meanings ascribed to them by Section 607.109 of the Florida General Corporation Act.

      ARTICLE 6. - ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

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         Unless otherwise directed by the Board of Directors, the president or a designee of the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to, any action of shareholders of any other corporation in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in other corporations.

                             ARTICLE 7. - AMENDMENTS

         Unless otherwise provided by law, these bylaws may be altered, amended or repeated in whole or in part, or new bylaws may be adopted, as provided in the Articles of Incorporation.

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                           ARTICLE 8. - CORPORATE SEAL

         The board of directors shall provide for a corporate seal which shall be circular and shall have the name of the Corporation, the year of its incorporation and the state of incorporation inscribed on it.

                          ARTICLE 9. - INDEMNIFICATION

         9.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or was or is called as a witness or was or is otherwise involved in any Proceeding in connection with his or her status as an Indemnified Person, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the FBCA, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the FBCA permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

         Notwithstanding the foregoing, except with respect to indemnification specified in Section 9.3, the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if authorization for such Proceeding (or part thereof) was not denied by the board of directors of the Corporation prior to 60 days after receipt of notice thereof from such person.

         For purposes of this Article 9:

         (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

         (ii) an "Indemnified Person" is a person who is or was (A) a director or officer of the Corporation, (B) a director, officer or other employee of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation, (C) an agent or non-officer employee of the Corporation as to whom the Corporation has agreed to grant such indemnity, or (D) serving at the request of the Corporation in any capacity with any entity or enterprise other than the Corporation and as to whom the Corporation has agreed to grant such indemnity.

         9.2 EXPENSES. Expenses, including attorneys' fees, incurred by a person indemnified pursuant to Section 1 of this Article VI in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, (i) in the case of a director or officer of the Corporation or director, officer or other employee of the Corporation serving as a trustee or fiduciary of any employee benefit plan of the

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Corporation, upon receipt of an undertaking ("Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; or (ii) in the case of any other person, upon such terms and as the board of directors, the chairman of the board or the president of the Corporation deems appropriate. The Board of Directors may, upon approval of such Indemnified Person, authorize the Corporation's counsel to represent such officer or director, in any action, suit or proceeding, whether or not the Corporation is a party thereto.

         Notwithstanding the foregoing, in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 9.3, the Corporation shall pay said expenses in advance of final disposition only if authorization for such Proceeding (or part thereof) was not denied by the board of directors of the Corporation prior to 60 days after receipt of a request for such advancement accompanied by an Undertaking.

         A person to whom expenses are advanced pursuant to this Section 9.2 shall not be obligated to repay pursuant to an Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to such Undertaking.

         9.3 PROTECTION OF RIGHTS. If a claim under Section 1 of this Article 9 is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 9.2 have not been promptly advanced after a written request for such advancement accompanied by an Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

         9.4      MISCELLANEOUS.

         (i) Power to Request Service and to Grant Indemnification. The chairman of the board or the president or the board of directors may request any director, officer, agent or employee of the Corporation to serve as its representative in the position of a director or officer (or in a substantially similar capacity) of an entity or enterprise other than the Corporation, and may grant to such person indemnification by the Corporation as described in Section 9.1.

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
         (ii) Non-Exclusivity of Rights. The rights conferred on any person by this Article 9 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

         (iii) Insurance Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of or person serving in any other capacity with, the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including serving as a trustee or fiduciary of any employee benefit plan) against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the FBCA. The Corporation may enter into contracts with any director, officer, agent or employee of the Corporation in furtherance of the provisions of this Article 9, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article 9.

         (iv) Contractual Nature. The provisions of this Article 9 shall continue as to a person who has ceased to be a director, officer, agent or employee. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and to such advances and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of Florida as from time to time in effect. This Article 9 shall be deemed to be a contract between the Corporation and each person who, at any time that this Article 9 is in effect, serves or served in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article 9 or any repeal or modification of the FBCA, or any other applicable law shall not limit any rights of indemnification for Proceedings then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article 9 with regard to Proceedings arising out of acts, omissions or events arising prior to such repeal or modification.

         (v) Savings Clause. If this Article 9 or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the Corporation shall nevertheless indemnify each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by applicable law.

                              ARTICLE 10. - GENDER

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         All words used in these bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

                             ARTICLE 11. - DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in cash, property, or its own shares of capital stock pursuant to law and subject to the provisions of the Articles of Incorporation.

                             ARTICLE 12. - RESERVES

         The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

                              ARTICLE 13. - CHECKS

         All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

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